SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) September 6, 2006
LADENBURG THALMANN FINANCIAL SERVICES INC.

(Exact Name of Registrant as Specified in Charter)

Florida	1-15799	65-0701248

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Boulevard, 12th Floor, Miami, Florida		33137

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code (212) 409-2000
153 East 53rd Street, New York, New York 10022

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On October 18, 2006, Ladenburg Thalmann Financial Services Inc. (the “Company”) consummated the transactions contemplated by the previously reported agreement and plan of merger (“Merger Agreement”), dated as of September 6, 2006, among the Company, Telluride Acquisition, Inc. (“Merger Sub”), a wholly owned subsidiary of the Company, Telluride Holdings, Inc. (“Telluride”) and each of James S. Cassel, Scott Salpeter and Barry Steiner, the stockholders of Telluride (collectively, the “Stockholders”). Telluride is a Florida holding company that operates principally through its subsidiary, Capitalink, L.C. (“Capitalink”). Capitalink is an investment banking firm focused on providing services to middle market and emerging growth companies. Pursuant to the Merger Agreement, Telluride merged with and into Merger Sub (the “Merger”), with Merger Sub continuing as the surviving company and becoming a wholly owned subsidiary of the Company. In exchange for all the capital stock of Telluride, the Company issued to the Stockholders (two-thirds of which were placed in escrow, as described below) (i) 4,000,000 shares (“Shares”) of the Company’s common stock, (ii) ten-year warrants (“Warrants”) to purchase 2,900,000 shares (“Warrant Shares”) of the Company’s common stock at an exercise price of $0.96 per share and (iii) $1,000,000 in cash. The Company has agreed to register for re-sale the Shares and the Warrant Shares by the first anniversary of the Closing.
     Effective October 18, 2006, Ladenburg Thalmann & Co. Inc. (“Ladenburg”), the Company’s principal operating subsidiary, entered into three-year employment agreements with each of Messrs. Cassel, Salpeter and Steiner. Mr. Cassel will serve as Vice Chairman, Senior Managing Director and Head of Investment Banking of Ladenburg, and each of Messrs. Salpeter and Steiner will serve as Managing Directors — Investment Banking of Ladenburg.
     Of the consideration issued to the Stockholders in the Merger, (x) 2,666,666 of the Shares, (y) Warrants to purchase 1,943,000 of the Warrant Shares and (z) $666,666.67 in cash (collectively referred to as the “Escrow Amount”) has been placed in escrow. One-half of the Escrow Amount will be released to the Stockholders on June 3, 2007 and one-half of the Escrow Amount will be released to the Stockholders on January 18, 2008; provided, however, that (i) if any of such Stockholder’s employment is terminated by Ladenburg “without cause,” or by the Stockholder for “good reason,” or upon his death or disability, or if a change of control of the Company occurs (each an “Acceleration Event”), then such Stockholder’s pro rata portion of the Escrow Amount will be released to him; and (ii) if any of such Stockholder’s employment is terminated for any reason other than as a result of an Acceleration Event, then such Stockholder’s pro rata portion of the Escrow Amount will be returned to the Company.
     On October 23, 2006, the Company and Ladenburg Thalmann & Co. Inc., the Company’s principal operating subsidiary (“Ladenburg”), entered into an amendment to the employment agreement with Mark Zeitchick, the Company’s Executive Vice President and Ladenburg’s President and Chief Executive Officer. The amendment provides for Mr. Zeitchick’s to receive a base salary of $250,000 per year and a percentage of Mr. Zeitchick’s retail brokerage production in accordance with the Company’s standard policies. The agreement shall continue through December 31, 2006 and be automatically renewed for successive one year periods unless either party provides 30 days’ prior notice to the other of its intention not to renew the agreement.
     The summary of the foregoing transactions are qualified in their entirety by reference to the text of the agreements, which are attached as exhibits hereto and are incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
     See Item 1.01, which is incorporated by reference herein.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     See Item 1.01, which is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

10.1	Agreement and Plan of Merger, dated as of September 6, 2006, between Ladenburg Thalmann Financial Services Inc., Telluride Acquisition, Inc., Telluride Holdings, Inc. and the stockholders of Telluride Holdings, Inc.*

10.2	Form of Warrant to be issued to the stockholders of Telluride Holdings, Inc.*

10.3	Amendment to Employment Agreement between Ladenburg Thalmann Financial Services Inc., Ladenburg Thalmann & Co. Inc. and Mark Zeitchick

99.1	Press release dated September 7, 2006*

99.2	Press release dated October 19, 2006
* Previously filed.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 24, 2006

LADENBURG THALMANN FINANCIAL SERVICES INC.
By:	/s/ Diane Chillemi
	Name:	Diane Chillemi
	Title:	Vice President and Chief Financial Officer

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